                                                                       EXHIBIT 5

                                                        May 11, 2005

WCI Communities, Inc.
24301 Walden Center Drive
Suite 300
Bonita Springs, Florida  34134

Ladies and Gentlemen:

      We have acted as counsel to WCI Communities, Inc., a Delaware corporation (the "Company"), and to certain subsidiaries of the Company named in Schedules I and II hereto (individually, a "Guarantor" and collectively, the "Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of common stock of the Company par value $0.01 per share (the "Common Stock"); (ii) shares of preferred stock of the Company par value $0.01 per share (the "Preferred Stock"); (iii) debt securities, which may be senior ("Senior Debt Securities"), senior subordinated ("Senior Subordinated Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); and (iv) guarantees of the Guarantors to be issued in connection with the Debt Securities (the "Guarantees"). The Common Stock, the Preferred Stock, the Debt Securities and the Guarantees are hereinafter referred to collectively (together with any additional securities that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act)) as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000.

       The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Senior Indenture") among the Company, the Guarantors, if any, and a senior trustee to be appointed by the Company (the "Senior Trustee"). The Senior Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Senior Subordinated Indenture") among the Company, the Guarantors, if any, and a senior subordinated trustee to be appointed by the Company (the "Senior Subordinated Trustee"). The Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Subordinated Indenture") among the Company, the Guarantors, if any, and a subordinated trustee to be appointed by the Company (the "Subordinated Trustee"). The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

      We have examined the Registration Statement, a form of the share certificate and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

      In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be the valid and legally binding obligation of the applicable Trustee.

      We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees related thereto, the Indentures will have been duly authorized, executed and delivered by the Company and the Guarantors and (2) the execution, delivery and performance by the Guarantors listed on Schedule II hereto (the "Non-Delaware Guarantors") of the Indentures and the Guarantees related thereto will not violate the laws of Pennsylvania, New Jersey, Florida, Virginia or Maryland or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

      1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

      2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

      3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

      4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

      Our opinions set forth in paragraphs 3 and 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

      We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett LLP
                                             -----------------------------------

                                             SIMPSON THACHER & BARTLETT LLP

                                                                      SCHEDULE I

                               DELAWARE GUARANTORS

Bay Colony - Gateway, Inc.
Carpentry Management Associates, LLC
Communities Finance Company, LLC
Dix Hills Home & Land Company LLC
East Fishkill Development LLC
First Fidelity Title, Inc.
GC Assets of Nassau, Inc.
Hopewell Crossing Home & Land Company, LLC
Lake Grove Home & Land Company, LLC.
Mansion Ridge Home & Land Company LLC
Pelican Landing Golf Resort Ventures, Inc.
Southbury Home & Land Company LLC
Spectrum Anderson Hill LLC
Spectrum Bellefair Corp.
Spectrum Brae Burn Corp.
Spectrum Construction Corp.
Spectrum Customer Care, Inc.
Spectrum Design Studio, Inc.
Spectrum East Fishkill, LLC
Spectrum Eastport, LLC
Spectrum FS Corp.
Spectrum Glen Cove Corp.
Spectrum Half Moon, Corp.
Spectrum Holmdel Corp.
Spectrum Homes, Inc.
Spectrum Kensington LLC
Spectrum Lake Grove LLC
Spectrum Landing Corp.
Spectrum Long Beach, LLC
Spectrum Manhattan Woods, LLC
Spectrum Monroe Corp.
Spectrum Pocantico, LLC
Spectrum Real Estate Development, LLC
Spectrum Valimar Corp.
Spectrum Westport, LLC
Spectrum Wilson Park, LLC
Spectrum-Irvington Corp.
Spectrum-Riverwoods Corp.
Sun City Center Golf Properties, Inc.
The Mansion Ridge Sewer Company, Inc.
The Valimar Home & Land Company LLC
Tiburon Golf Ventures, Inc.
Watermark Realty, Inc.

WCI Mid-Atlantic U.S. Region, Inc.
WCI Northeast U.S. Region, LLC
WCI Towers Mid-Atlantic USA, Inc.
WCI Towers Northeast USA, Inc.

SCHEDULE II

                             NON-DELAWARE GUARANTORS

Bay Colony of Naples, Inc.
Bay Colony Realty Associates, Inc.
Communities Amenities, Inc.
Communities Home Builders, Inc.
Community Specialized Services, Inc.
Coral Ridge Communities, Inc.
Coral Ridge Properties, Inc.
Coral Ridge Realty Sales, Inc.
Coral Ridge Realty, Inc.
Fair Oaks Parkway, LLC
Financial Resources Group, Inc.
Florida Design Communities, Inc.
Florida Lifestyle Management Company
Florida National Properties, Inc.
Gateway Communications Services, Inc.
Gateway Communities, Inc.
Gateway Realty Sales, Inc.
Heron Bay Golf Course Properties, Inc.
Heron Bay, Inc.
Hunting Ridge II, LLC
Hunting Ridge III, LLC
JYC Holdings, Inc.
Marbella at Pelican Bay, Inc.
Pelican Bay Properties, Inc.
Pelican Landing Communities, Inc.
Pelican Landing Properties, Inc.
Pelican Marsh Properties, Inc.
Poplar Tree, LLC
Renaissance at Beacon Hill, LLC
Renaissance at Beacon Hill II, LLC
Renaissance at Bellview Road, LLC
Renaissance at Bridges of Oakton, LLC
Renaissance at Bridges of Oakton II, LLC
Renaissance at Cardinal Forest, LLC
Renaissance Centro Arlington LLC
Renaissance Centro Columbia LLC
Renaissance at Customs Communities, LLC
Renaissance at Evergreen Mills Road, LLC
Renaissance at Foxhall, LLC
Renaissance at Georgetown Pike, LLC
Renaissance at Hunting Hills, LLC

Renaissance at King's Crossing, LLC
Renaissance at Lake Manassas, LLC
Renaissance at Oak Creek Club, LLC
Renaissance at Oakton Glen, LLC
Renaissance at Occoquan Walk, LLC
Renaissance at River Creek, Inc.
Renaissance at River Creek II, LLC
Renaissance at River Creek Towns, LLC
Renaissance at River Creek Villas, Inc.
Renaissance at Roseland, Inc.
Renaissance at Rugby Road, LLC
Renaissance at Rugby Road II, LLC
Renaissance at South River, Inc.
Renaissance at The Oaks, LLC
Renaissance at Timberlake, LLC
Renaissance at Timberlake II, LLC
Renaissance Customs, LLC
Renaissance Holdings Corp.
Renaissance Housing Corp.
Renaissance Land, LLC
Resort at Singer Island Properties, Inc.
Reston Building Company, LLC
RMH, LLC
Sarasota Tower, Inc.
Spectrum North Bergen LLC
Spectrum PDC Corp.
Sun City Center Realty, Inc.
Tarpon Cove Realty, Inc.
Tarpon Cove Yacht & Racquet Club, Inc.
The Colony at Pelican Landing Golf Club, Inc.
Watermark Realty Referral, Inc.
WCI Amenities, Inc.
WCI Architecture & Land Planning, Inc.
WCI Business Development, Inc.
WCI Capital Corporation
WCI Communities Property Management, Inc.
WCI Golf Group, Inc.
WCI Homebuilding Northeast, U.S., Inc.
WCI Homebuilding, Inc.
WCI Homes, Inc.
WCI Marketing, Inc.
WCI Realty, Inc.
WCI Towers, Inc.
Woodland Properties, LLC